Exhibit 99.1

AVIS BUDGET GROUP ANNOUNCES CLOSING OF OFFERING
OF $300 MILLION OF 4.875% SENIOR NOTES
Proceeds to be Used to Repay Corporate Debt

PARSIPPANY, N.J., November 8, 2012 — Avis Budget Group, Inc. (NASDAQ: CAR) announced today that its wholly-owned subsidiary, Avis Budget Car Rental, LLC, has completed an offering of $300 million aggregate principal amount of 4.875% senior notes due 2017.

The Company intends to use the proceeds of the offering plus available cash to redeem all $325 million of its outstanding 7.75% senior notes due 2016.

“We are delighted to be able to extend our debt maturities and reduce our corporate interest costs with this offering,” said David B. Wyshner, Avis Budget Group Senior Executive Vice President and Chief Financial Officer.  “In addition, we now expect that we will have paid down more than $330 million of corporate debt with available cash in 2012.”

The notes, which were priced at par, are senior unsecured obligations of Avis Budget Car Rental, LLC and will be guaranteed on a senior basis by Avis Budget Group and certain of its domestic subsidiaries.

The notes and the related guarantees were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act.  The notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.  Any offers of the notes were made only by means of a private offering memorandum.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Such risks and uncertainties include, but are not limited to, the anticipated use of the proceeds of the offering.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2011, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time.  Except to the extent required by applicable federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

About Avis Budget Group, Inc.
Avis Budget Group is a leading global provider of vehicle rental services through its Avis and Budget brands, with 10,000 rental locations in approximately 175 countries around the world. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 29,000 employees and is headquartered in Parsippany, N.J. For more information, visit www.avisbudgetgroup.com.

Contacts
Media Contact:                                                                                     Investor Contact:
John Barrows                                                                                          Neal Goldner
(973) 496-7865                                                                                          (973) 496-5086
PR@avisbudget.com                                                                              IR@avisbudget.com

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